UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 31st Floor New York, NY 10001		10001
(Address of Principal Executive Offices)		(Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Varonis Systems, Inc. 2015 Employee Stock Purchase Plan

At the Annual Meeting of Stockholders held on May 5, 2015 (the “Annual Meeting”), the stockholders of Varonis Systems, Inc. (the “Company”) approved the Varonis Systems, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”).  The ESPP was previously approved by the Company’s Board of Directors subject to stockholder approval at the Annual Meeting.

The following is a summary of the principal provisions of the ESPP.  The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which was attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2015 (the “Definitive Proxy”) and is incorporated herein by reference.  In addition, a more detailed summary of the ESPP can be found on pages 14-17 of the Definitive Proxy.

The ESPP provides a means by which eligible employees of the Company may be given an opportunity to purchase shares of the Company’s common stock at a discount using payroll deductions.  The ESPP authorizes the issuance of up to 500,000 shares of the Company’s common stock, subject to adjustment as provided in the ESPP for stock splits, stock dividends, recapitalizations and other similar events.

The ESPP will be administered by the Company’s Board of Directors, which may delegate its authority to the Company’s Compensation Committee.

Persons eligible to participate in the ESPP generally include employees of the Company and its participating subsidiaries who are regularly scheduled to work twenty (20) hours or more per week.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present, in person or by proxy, 19,713,495 shares of the Company’s common stock, which represented approximately 79.51% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the three proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy, filed with the Securities and Exchange Commission on March 26, 2015.

PROPOSAL NO. 1      To elect the two nominees for director named below to the Board of Directors to hold office until the 2018 Annual Meeting of Stockholders

	For	Withheld	% of Votes Supporting
Rona Segev-Gal	16,506,096	471,878	97.22%
Ofer Segev	16,814,868	163,106	99.04%

PROPOSAL NO. 2       To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015

For	Against	Abstain	% of Votes Supporting
19,660,232	53,528	5	99.73%

PROPOSAL NO. 3     To approve the Varonis Systems, Inc. 2015 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
15,086,509	1,891,052	413	2,735,521	88.86%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: May 11, 2015	By:	/s/ Yakov Faitelson
Name: Yakov Faitelson
Title: Chief Executive Officer and President